Exhibit 5.1

lawyers@saul.com www.saul.com
September 20, 2010
Campus Crest Communities, Inc.
2100 Rexford Road
Suite 414
Charlotte, N.C. 28211
Re: Campus Crest Communities, Inc.
       Registration Statement on Form S-11

Ladies and Gentlemen:
          We have acted as Maryland counsel to Campus Crest Communities, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of 28,333,333 shares of the Company’s common stock, par value $0.01 per share, and up to 4,250,000 additional shares of the Company’s common stock, par value $0.01 per share, to cover overallotments (collectively, the “Shares”), proposed to be issued and sold in an underwritten initial public offering covered by the Registration Statement on Form S-11 (the “Registration Statement”) filed by the Company (No. 333-166834) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and all amendments thereto.
          As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):
          (i) The Registration Statement; and
          (ii) The prospectus contained in the Registration Statement (the “Prospectus”).
          Also, as a basis for these opinions, we have examined the originals or certified copies of the following:
          (iii) a certified copy of the Articles of Amendment and Restatement of the Company (the “Charter”);
          (iv) a copy of the Bylaws of the Company (the “Bylaws”);

DELAWARE     MARYLAND     NEW JERSEY     NEW YORK     PENNSYLVANIA     WASHINGTON, DC
A DELAWARE LIMITED LIABILITY PARTNERSHIP

Campus Crest Communities, Inc.
September 20, 2010

          (v) resolutions adopted by the Board of Directors of the Company, dated May 4, 2010, May 13, 2010, September 14, 2010 and September 20, 2010, relating to, among other matters, the registration and issuance of the Shares (the “Board Resolutions”);
          (vi) a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated September 14, 2010;
          (xii) a Certificate of an officer of the Company as to the authenticity of the Charter and Bylaws of the Company, the Board Resolutions approving the filing of the Registration Statement and authorizing the issuance and sale of the Shares, and other matters that we have deemed necessary and appropriate; and
          (xiii) such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.
          In reaching the opinions set forth below, we have assumed:
               (a) that all signatures on all Documents and any other documents submitted to us for examination are genuine;
               (b) the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;
               (c) the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;
               (d) that all persons executing Documents on behalf of any party (other than the Company) are duly authorized;
               (e) that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of Shares that would have an adverse effect on the due authorization or valid issuance or delivery of the Shares; and
               (f) that at the time of delivery of any Shares to be delivered after the date hereof, the authorization of the issuance of the Shares by the Board of Directors will not have been modified or rescinded.
          As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Donald L. Bobbitt, Jr., as Assistant Secretary of the Company, and have assumed that the Officer’s Certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as

Campus Crest Communities, Inc.
September 20, 2010

specifically set forth in this letter.
          Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:
          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland.
          2. The Shares are duly authorized and, when and if the Shares are duly issued and delivered in the manner and for the consideration contemplated by the each of the Board Resolutions, the Registration Statement, the Prospectus, and the applicable supplement or supplements to the Prospectus, the Shares will be validly issued, fully paid and nonassessable.
          In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:
          (i) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.
          (ii) We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.
          (iii) We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.
          The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.
Very truly yours,
/s/ SAUL EWING LLP